UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

Reynolds American Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2014, Reynolds American Inc. (“RAI”) entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Credit Suisse AG, Cayman Islands Branch, Fifth Third Bank, Goldman Sachs Bank USA, Mizuho Bank, Ltd., Royal Bank of Canada and The Bank of Nova Scotia, as Documentation Agents, J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA), LLC, Fifth Third Bank, Goldman Sachs Bank USA, Mizuho Bank, Ltd., RBC Capital Markets and The Bank of Nova Scotia as Joint Lead Arrangers and Joint Bookrunners, and various other lending institutions party thereto as lenders (the “New Credit Agreement”). The New Credit Agreement replaces RAI’s Credit Agreement, dated as of October 8, 2013, as amended (the “Prior Credit Agreement”). The New Credit Agreement provides for a five-year, $2.00 billion senior revolving credit facility (which may be increased to $2.35 billion at the discretion of the lenders upon the request of RAI). The obligations of RAI under the New Credit Agreement are unsecured.

Subject to certain conditions, RAI is able to use the revolving credit facility under the New Credit Agreement for borrowings and issuances of letters of credit at its option, subject to a $300 million sublimit on the aggregate amount of letters of credit. Issuances of letters of credit reduce availability under such revolving credit facility. Subject to certain conditions, RAI can also use borrowings under the revolving credit facility to finance part of the cash portion of the merger consideration and related fees and expenses in connection with the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 15, 2014, among RAI, Lorillard, Inc., a Delaware corporation (“Lorillard”), and Lantern Acquisition Co., a Delaware corporation and a wholly owned subsidiary of RAI (“Merger Sub”). Among other things, the Merger Agreement provides for the merger of Merger Sub with and into Lorillard, with Lorillard surviving as a wholly owned subsidiary of RAI (the “Merger”), subject to the terms and conditions set forth in the Merger Agreement. RAI currently intends to finance the cash portion of the Merger consideration, and related fees and expenses, with a combination of some or all of the following: (i) available cash, (ii) borrowings under the New Credit Agreement, (iii) the proceeds from the issuance of debt securities, (iv) the proceeds of the disposition (the “Asset Purchase”) of certain assets of RAI’s subsidiaries to a subsidiary (“Imperial Sub”) of Imperial Tobacco Group PLC (“Imperial”), (v) the proceeds of the purchase by British American Tobacco p.l.c. (“BAT”), directly or indirectly through one or more of its wholly owned subsidiaries, of such number of shares of RAI common stock that will enable it to maintain its approximately 42% ownership interest in RAI immediately following completion of the Merger (the “Share Purchase”) and (vi) borrowings under RAI’s $9.0 billion Bridge Credit Agreement dated as of September 23, 2014 (the “Bridge Facility”).

The New Credit Agreement contains restrictive covenants that (a) limit the ability of RAI and its subsidiaries to (i) pay dividends and repurchase stock, (ii) engage in transactions with affiliates, (iii) create liens, and (iv) engage in sale-leaseback transactions involving a Principal Property, as defined in the New Credit Agreement, and (b) limit the ability of RAI and its Material Subsidiaries (as such term is defined in the New Credit Agreement) to sell or dispose of all or substantially all of their assets and engage in specified mergers or consolidations, which covenants are substantially similar to those contained in the Prior Credit Agreement. The New

Credit Agreement also contains a restrictive covenant that limits the amount of debt that may be incurred by non-guarantor subsidiaries. The restrictive covenants in the New Credit Agreement are subject to a number of qualifications and exceptions, with some new exceptions to accommodate existing provisions in debt instruments of Lorillard and its subsidiaries.

The New Credit Agreement, like the Prior Credit Agreement, contains two financial covenants—a consolidated leverage ratio covenant and a consolidated interest coverage ratio covenant. Under the New Credit Agreement, the consolidated leverage ratio may not exceed:

•	3.00 to 1.00 as of the last day of any period of four consecutive fiscal quarters (a “Reference Period”) ending prior to the closing of the Merger;

•	4.50 to 1.00 for the Reference Periods ending on the last day of the fiscal quarter in which the Merger closes and on the last day of the next two succeeding fiscal quarters;

•	4.25 to 1.00 for the Reference Periods ending on the last day of the next three succeeding quarters;

•	3.75 to 1.00 for the Reference Periods ending on the last day of the next three succeeding quarters; and

•	3.50 to 1.00 thereafter.

The New Credit Agreement provides that the consolidated interest coverage ratio for any Reference Period ending on the last day of a fiscal quarter may not be less than 4.00 to 1.00. The foregoing covenant levels in the New Credit Agreement are the same as those in the Prior Credit Agreement.

For purposes of calculating these two ratios prior to the closing of the Merger, subject to certain conditions and limitations, the amount of indebtedness (in the case of the leverage ratio) and related interest expense (in the case of the interest coverage ratio) incurred by RAI to finance the cash portion of the Merger consideration and related fees and expenses are not included.

The cost to RAI of borrowings under the New Credit Agreement has been reduced as compared to the Prior Credit Agreement, and the maturity date of the New Credit Agreement is December 18, 2019 (which date may be extended, subject to certain terms and conditions, with the agreement of the requisite lenders, in two separate one year increments) as compared to the maturity date of the Prior Credit Agreement of October 8, 2017. The New Credit Agreement contains customary events of default, including upon a change in control (as defined therein), which could result in the acceleration of all amounts and cancellation of all commitments outstanding under the New Credit Agreement.

The lenders’ obligations under the New Credit Agreement to fund borrowings are subject to the accuracy of RAI’s representations and warranties and the absence of any default, provided, however, that the accuracy of RAI’s representation as to the absence of any material adverse effect (as defined in the New Credit Agreement) is not a condition to borrowing for the purpose of refinancing maturing commercial paper or similar obligations or the borrowing of up to $500 million to finance part of the cash portion of the Merger consideration and related fees and expenses. Instead, in the case of borrowings of up to $500 million to help fund the Merger, the lenders’ obligations are subject to the absence of a “Lorillard Material Adverse Effect” (as defined in the New Credit Agreement) and certain other conditions, including the accuracy of Lorillard’s representations and warranties in the Merger Agreement that are material to the interests of the lenders, but only to the extent RAI has the right to terminate its obligations under the Merger Agreement because of such inaccuracy.

Under the terms of the New Credit Agreement, RAI is required to pay a facility fee of between 0.100% and 0.275% (based generally on the ratings of RAI’s senior, unsecured, long-term indebtedness) per annum on the lender commitments in respect of the revolving credit facility thereunder.

Borrowings under the New Credit Agreement bear interest, at the option of RAI, at a rate equal to an applicable margin (between 0.90% to 1.60% for eurodollar loans, and between 0.00% and 0.60% for alternative base rate loans, again, based generally on the ratings of RAI’s senior, unsecured, long-term indebtedness) plus:

•	the alternate base rate, which is the higher of (1) the federal funds effective rate from time to time plus 0.5%, (2) the prime rate and (3) the reserve adjusted eurodollar rate for a one month interest period plus 1%; or

•	the eurodollar rate, which is the reserve adjusted rate at which eurodollar deposits for one, two, three or six months are offered in the interbank eurodollar market.

Overdue principal outstanding under the revolving credit facility under the New Credit Agreement bears interest at a rate equal to the rate then in effect with respect to such borrowings, plus 2.0% per annum. Any amount besides principal that becomes overdue bears interest at a rate equal to 2.0% per annum in excess of the rate of interest applicable to base rate loans.

Certain of RAI’s subsidiaries, including its Material Subsidiaries, have guaranteed RAI’s obligations under the New Credit Agreement (such subsidiaries are referred to herein as the “Guarantors”), pursuant to a Subsidiary Guarantee Agreement dated as of December 18, 2014 (the “Subsidiary Guaranty”) entered into by the Guarantors in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders under the New Credit Agreement. The Subsidiary Guaranty is substantially the same as the subsidiary guaranty in connection with the Prior Credit Agreement. The obligations of the Guarantors under the Subsidiary Guaranty are unsecured.

As of December 18, 2014, there were no revolving borrowings outstanding and $4,929,181 of letters of credit outstanding under the Prior Credit Agreement, which letters of credit were deemed continued as letters of credit under the New Credit Agreement.

The various agents and lenders under the New Credit Agreement, or their affiliates, have from time to time performed, and are expected in the future to perform, various investment banking, financial advisory, commercial banking (including acting as agents and lenders under the Prior Credit Agreement and the Bridge Facility), transfer agent and/or other services for RAI for which they have been paid, or will be paid, customary fees.

The New Credit Agreement and the Subsidiary Guaranty related thereto are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. This summary of the provisions of these exhibits is qualified in its entirety by reference to such exhibits.

Item 1.02.	Termination of a Material Definitive Agreement.

The Prior Credit Agreement was terminated as of December 18, 2014, having been replaced by the New Credit Agreement discussed above. The disclosure under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in response to this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in response to this Item 2.03.

*     *     *     *     *

Cautionary Statement Regarding Forward-Looking Statements

Statements included in this Current Report that are not historical in nature, including any statements as to regulatory approvals and the expected timing, completion and effects of the proposed Merger, the Asset Purchase, the Share Purchase and related transactions (collectively, the “Proposed Transactions”), constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this Current Report, and in any documents incorporated by reference, forward-looking statements include, without limitation, statements regarding the benefits of the Proposed Transactions, including future financial and operating results, the combined company’s plans, expectations, beliefs, intentions and future strategies, and other statements that are not historical facts, that are signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These statements regarding future events or the future performance or results of the combined company inherently are subject to a variety of risks, contingencies and uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied in the forward-looking statements.

Among the risks, contingencies and uncertainties that could cause actual results to differ from those described in the forward-looking statements or could result in the failure of the Proposed Transactions to be consummated or, if consummated, could have an adverse effect on the results of operations, cash flows and financial position of RAI, are the following: the failure to obtain necessary regulatory or other approvals for the Proposed Transactions, or if obtained, the possibility of being subjected to conditions that could reduce the expected synergies and other benefits of the Proposed Transactions, result in a material delay in, or the abandonment of, the Proposed Transactions or otherwise have an adverse effect on RAI; the obligation to complete the Proposed Transactions even if financing is not available or is available on terms other than those currently anticipated, including financing less favorable to RAI than its current facilities, due to the absence of a financing condition in connection with the Proposed Transactions; the obligation to complete the Proposed Transactions even if there are adverse governmental developments with respect to menthol in cigarettes, and, once completed, the effect of such adverse governmental developments on RAI’s subsidiaries’ sales of products that contain menthol which will represent a substantial portion of RAI’s consolidated sales; the failure to satisfy required closing conditions or complete the Proposed Transactions in a timely manner; the failure to obtain necessary shareholder approvals for the Proposed Transactions; the failure to obtain Imperial shareholder approval for the Asset Purchase and the possibility of needing an alternative divestiture partner; the possibility of selling the transferred assets, including the brands currently expected to be divested, or which otherwise might be divested (in each case, subject to RAI’s binding obligations under the asset purchase agreement related to the Asset Purchase to complete the Asset Purchase), on terms less favorable than the Asset Purchase, due to the absence of a condition in connection with the Merger that the Asset Purchase be completed; the possibility of having to include the DORAL brand as part of the Asset Purchase; the effect of the announcement of the Proposed Transactions on the ability to retain and hire key personnel, maintain business relationships, and on operating results and businesses generally; the effect of restrictions placed on RAI’s, Lorillard’s or their respective subsidiaries’ business activities and the limitations put on RAI’s and Lorillard’s ability to pursue alternatives to the Proposed Transactions pursuant to the Merger Agreement and the asset purchase agreement related to the Asset Purchase; the possibility of delay or prevention of the Proposed Transactions by lawsuits challenging the Proposed Transactions filed against RAI, the members of the RAI board of directors, Lorillard, the members of the Lorillard board of directors and BAT; the uncertainty of the value of the Merger consideration that Lorillard shareholders will receive in the Proposed Transactions due to a fixed exchange ratio and a potential fluctuation in the market price of RAI common stock; the reliance of R. J. Reynolds Tobacco Company (“RJR Tobacco”) on Imperial Sub to manufacture Newport on RJR Tobacco’s behalf for a period of time after the Asset Purchase; RAI’s obligations to indemnify Imperial Sub for specified matters and to retain certain liabilities related to the transferred assets; the possibility of RAI’s and Lorillard’s directors and officers having interests in the Proposed Transactions that are different from, or in addition to, the interests of RAI and Lorillard shareholders generally; the possibility of changes in circumstances between the date of the signing of the Merger Agreement and the closing of the Proposed Transactions that will not be reflected in the fairness opinions obtained by the boards of directors of RAI and Lorillard from their respective advisors; a termination of the governance agreement (the “Governance Agreement”) among RAI, BAT and Brown & Williamson Holdings, Inc. (“B&W”) or certain provisions of it in accordance with its terms, including the limitations on B&W’s representation on the RAI board of directors and its board committees; the effect of the substantial additional indebtedness that RAI will incur in connection with the Proposed Transactions; the continuing decline in volume in the U.S. cigarette industry and RAI’s dependence on the U.S. cigarette industry; the impact of BAT’s significant beneficial ownership in RAI, the Governance Agreement and the provisions favoring BAT in the RAI articles of incorporation on RAI’s business, the RAI board of directors and other RAI shareholders; the possibility of actual results of operations, cash flows and financial position after the Proposed

Transactions materially differing from the RAI unaudited pro forma condensed combined financial statements included in RAI’s registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”); the difference in rights provided to Lorillard shareholders under Delaware law, the Lorillard certificate of incorporation and the Lorillard by-laws, as compared to the rights Lorillard shareholders will obtain as RAI shareholders under North Carolina law, the RAI articles of incorporation, the RAI bylaws and the Governance Agreement; the failure to realize projected synergies and other benefits from the Proposed Transactions; the incurrence of significant pre- and post-transaction related costs in connection with the Proposed Transactions; and the occurrence of any event giving rise to the right of a party to terminate the Proposed Transactions. Discussions of additional risks, contingencies and uncertainties are contained in RAI’s and Lorillard’s filings with the SEC.

Due to these risks, contingencies and other uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of such statements. Except as provided by federal securities laws, RAI is under no obligation to, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

Additional Information

RAI has filed with the SEC a registration statement on Form S-4 that includes the Joint Proxy Statement of RAI and Lorillard that also constitutes a prospectus of RAI. RAI and Lorillard plan to mail to their respective shareholders the Joint Proxy Statement/Prospectus in connection with the Proposed Transactions once it is finalized. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RAI, LORILLARD, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and shareholders can obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by RAI and Lorillard through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders can obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by RAI by contacting RAI Investor Relations at raiinvestorrelations@reynoldsamerican.com or by calling (336) 741-5165 or at RAI’s website at www.reynoldsamerican.com, and can obtain free copies of the Joint Proxy Statement/Prospectus and other documents filed with the SEC by Lorillard by contacting Lorillard Investor Relations at investorrelations@lortobco.com or by calling (336) 335-7000 or at Lorillard’s website at www.lorillard.com.

This Current Report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

RAI and Lorillard and certain of their respective directors and executive officers and employees may be considered participants in the solicitation of proxies from the respective shareholders of RAI and stockholders of Lorillard in respect of the Proposed Transactions contemplated by the Joint Proxy Statement/Prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of RAI and stockholders of Lorillard in connection with the Proposed Transactions, including a description of their direct or indirect interests, by security holdings or otherwise is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. Information regarding RAI’s directors and executive officers is also contained in RAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is filed with the SEC. Information regarding Lorillard’s directors and executive officers is also contained in Lorillard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of December 18, 2014, among Reynolds American Inc., as Borrower, and the agents and lending institutions party thereto.

10.2	Subsidiary Guarantee Agreement, dated as of December 18, 2014, among certain subsidiaries of Reynolds American Inc., as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2014

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of December 18, 2014, among Reynolds American Inc., as Borrower, and the agents and lending institutions party thereto.

10.2	Subsidiary Guarantee Agreement, dated as of December 18, 2014, among certain subsidiaries of Reynolds American Inc., as guarantors, and JPMorgan Chase Bank, N.A., as administrative agent.